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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports dated January 21, 1999 included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-95145. It should be noted that we have performed no audit procedures subsequent to January 21, 1999, the date of our report. Furthermore, we have not audited any financial statements of View Tech, Inc. as of any date or for any period subsequent to December 31, 1998.

                                        /s/ Arthur Andersen LLP

Boston, MA
March 29, 2000